EXHIBIT 99.2

                         OPINION OF SALOMON SMITH BARNEY


May 22, 1998


Board of Directors
Telephone and Data Systems, Inc.
30 North LaSalle Street
Chicago, Illinois 60602

Dear Sirs:

We have reviewed a proposal (the "Proposal") by Telephone and Data Systems, Inc. (the "Company") as set forth in the preliminary Proxy Statement/Prospectus dated March 24, 1998, as amended April 20, 1998 (the "Proxy Statement/Prospectus"), to: (i) create three new classes of common stock, which are intended to reflect separately the performance of the Company's cellular telephone, landline telephone and personal communications service businesses (the "Tracking Stocks"), and (ii) change the state of incorporation of the Company from Iowa to Delaware (the "Reincorporation"). The Proposal was approved by the stockholders of the Company on April 27, 1998.

The Proposal, among other things, authorizes three new classes of common stock, to be designated as United States Cellular Group Common Shares (the "Cellular Group Common Shares"), TDS Telecommunications Group Common Shares (the "Telecom Group Common Shares") and Aerial Communications Group Common Shares (the "Aerial Group Common Shares"). The Cellular Group Common Shares, when issued, are intended to reflect the separate performance of the United States Cellular Group (the "Cellular Group"), which primarily includes the Company's interest in United States Cellular Corporation, currently an approximately 81%-owned subsidiary of the Company which operates and invests in cellular telephone companies and properties ("U.S. Cellular"). The Telecom Group Common Shares, when issued, are intended to reflect the separate performance of the TDS Telecommunications Group (the "Telecom Group"), which primarily includes the
Company's interest in TDS Telecommunications Corporation, a wholly-owned subsidiary of the Company which operates landline telephone companies ("TDS Telecom"). The Aerial Group Common Shares, when issued, are intended to reflect the separate performance of the Aerial Communications Group (the "Aerial Group" and, together with the Cellular Group and the Telecom Group, the "Tracking Group"), which primarily includes the Company's interest in Aerial Communications, Inc., currently an approximately 82%-owned subsidiary of the Company which is developing broadband personal communications services ("Aerial").

According to the Proposal, the Company intends to: (i) offer and sell Telecom Group Common Shares in a public offering for cash, (the "Telecom Public Offering"), and allocate the net proceeds thereof to the Telecom Group; and (ii) distribute Cellular Group Common Shares, Telecom Group Common Shares and Aerial Group Common Shares (the "Distributed Group Shares") in the form of a stock dividend on a pro rata basis to holders of Series A Common Shares and Common Shares of


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Board of Directors
Telephone and Data Systems, Inc.
May 22, 1998
Page 2

the Company (the "Distribution"; the Common Shares of the Company and the Distributed Group Shares distributed to the holders of Common Shares of the Company referred to together as the "Proposed Common Equity"). You have informed us that it is currently anticipated that the Distribution would take place in July 1998 or later, after the completion of the Telecom Public Offering. The Distribution is intended to be tax-free to shareholders (except with respect to any cash received in lieu of fractional shares). The Telecom Public Offering, Distribution and Reincorporation are herein collectively referred to as the Recapitalization (the "Recapitalization"). The Company continues to contemplate the issuance of Cellular Group Common Shares in exchange for all of the shares of common stock of U.S. Cellular which are not owned by the Company pursuant to a merger between a subsidiary of the Company and U.S. Cellular (the "U.S.
Cellular Merger"), and the issuance of Aerial Group Common Shares in exchange for all of the shares of common stock of Aerial which are not owned by the Company pursuant to a merger between a subsidiary of the Company and Aerial (the "Aerial Merger"), but the Recapitalization is not conditioned on consummation of the U.S. Cellular Merger or the Aerial Merger.

You have asked us to advise you with respect to the effect of the implementation of the Recapitalization on (i) the market value of the Proposed Common Equity and (ii) the ability of the Company to raise equity capital through an offering or offerings of shares of common equity or securities convertible into common equity ("Equity Market Access"), assuming that such proposed Recapitalization was effective as of the date hereof. The terms of the Tracking Stocks are set forth in the Proxy Statement/Prospectus, and all capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Proxy Statement/Prospectus.

We have assumed with your consent that, immediately prior to the proposed Recapitalization, the Company Common Shares, the Series A Common Shares and the Preferred Shares (the "Initial Shares") will continue to be the only classes of capital stock of the Company which are outstanding; that, other than in connection with the proposed Recapitalization, there will be no material change in the number of Initial Shares outstanding prior to the implementation of the proposed Recapitalization; and that, immediately after the proposed Recapitalization, the Company Common Shares, the Series A Common Shares, the Preferred Shares and the Tracking Stocks will be the only classes of capital stock then outstanding. We have further assumed that, prior to the proposed Recapitalization, the Initial Shares which are currently listed will continue to be listed on their respective exchanges or trading markets, and that, following the proposed Recapitalization, the Tracking Stocks will be eligible for, and listed on, the American Stock Exchange.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as the Proxy Statement/Prospectus. We have also reviewed certain other information, including financial forecasts, provided to us by the Company, and have met with the Company's management to discuss the business and prospects of the Company and the Tracking Group and the potential impact of changes in the competitive environment and in the Company's and the Tracking Group's business plans and strategies on those forecasts, business and prospects.


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Board of Directors
Telephone and Data Systems, Inc.
May 22, 1998
Page 3

We have also considered certain financial and stock market data of the Company, and we have compared those data with similar data for other publicly held companies which have multiple classes of stock outstanding which reflect the performance of specific lines of business, and we have considered the financial terms of the different classes of stock of such companies. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information (including the information contained in the Proxy Statement/Prospectus) and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and the Tracking Group. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Tracking Group, nor have we been furnished with any such evaluations or appraisals. We are not expressing any opinion as to what the actual value of the Tracking Stocks will be when issued to the Company's stockholders pursuant to the Recapitalization or the prices at which such Tracking Stocks or the Common Stocks of U.S. Cellular or Aerial will trade subsequent to the Recapitalization. In addition, we are not expressing any opinion whatsoever as to the individual merits of the U.S. Cellular Merger, the Aerial Merger, or the Telecom Public Offering, or any opinion whatsoever with respect to the Reincorporation. Our opinion does not address the Company's underlying business decision to effect the Recapitalization.

Our analysis is necessarily based on financial, economic, market, and other conditions as they exist and can be evaluated on the date of this letter and assumes the Recapitalization was effective as of the date hereof, and we note that such conditions may change prior to the expected date of consummation of the Recapitalization. The Recapitalization may cause a change in perception by some investors of the future plans of the Company or the holders of Series A
Common Shares. Consequently, our opinion assumes that the market has had a reasonable opportunity to understand and evaluate the Recapitalization. In addition, the Tracking Stocks which would be issued to the public shareholders of the Company in the proposed Distribution might trade initially at market prices below those at which they would trade on a fully distributed basis.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the proposed Recapitalization and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent; provided, that this opinion may be included in its entirety, or appropriately described or referred to, in any communication by the Company or the Board of Directors to the stockholders of the Company or the Securities and Exchange Commission; provided, that we have had the opportunity to review and comment on such communication prior to the filing with the Securities and Exchange Commission and prior to its dissemination to stockholders.


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Board of Directors
Telephone and Data Systems, Inc.
May 22, 1998
Page 4

We have acted as financial advisor to the Company in connection with the Recapitalization and will receive a fee for our services, a portion of which is contingent upon the consummation of the Recapitalization.

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company, U.S. Cellular and Aerial for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

In the past, we have performed certain investment banking services for the Company, U.S. Cellular and Aerial and their affiliates and have received customary fees for such services.

Based upon and subject to the foregoing, it is our opinion that, assuming that the proposed Recapitalization had been effective as of the date hereof, the Recapitalization would not have a material adverse effect from a financial point of view on (i) the aggregate market value on a fully distributed basis of the Proposed Common Equity outstanding after such Recapitalization as compared with the aggregate market value of the Company Common Shares outstanding immediately prior to the announcement of such Recapitalization or (ii) the Company's Equity Market Access after such Recapitalization as compared to the Company's Equity Market Access prior to the announcement of such Recapitalization.

Sincerely,


SALOMON SMITH BARNEY





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